SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)       December 15, 2006
                                                   ---------------------------


                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
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               (Exact Name of Registrant as Specified in Charter)


   New York                          1-4858                    13-1432060
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(State or Other Jurisdiction       (Commission               (I.R.S. Employer
  of Incorporation)                  File Number)            Identification No.)


521 West 57th Street, New York, New York                         10019
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code           (212) 765-5500
                                                      ------------------------

     Check the  appropriate  box below if the Form 8-K  filing  is  intended  to
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     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
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     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensator Arrangements of Certain Officers

     On December 12, 2006, the Board of Directors (the "Board") of International Flavors & Fragrances Inc. (the "Company") has elected James H. Dunsdon as the Company's Senior Vice President, Chief Transition Officer, effective January 1, 2007. Since October 1, 2004 Mr. Dunsdon has been serving as Chief Operating Officer, and it has been determined to eliminate that position effective as of January 1, 2007. At the time Mr. Dunsdon was appointed as Chief Operating Officer, his plan was to retire in early 2007. At the request of the Chief Executive Officer ("CEO"), Mr. Dunsdon has agreed to delay his retirement until 2008 in order to assist the Company's transition to a business unit structure, as previously announced.

     The Company's Board of Directors has elected Nicolas Mirzayantz and Hernan Vaisman to the positions of Business Unit President, Fragrances, and Business Unit President, Flavors, respectively, effective as of January 1, 2007. On December 12, 2006, the Compensation Committee of the Board, with the assistance of independent compensation consultants, approved the compensation of Mr.
Mirzayantz and Mr. Vaisman in connection with their appointments, to be effective as of January 1, 2007, as follows: (i) The Compensation Committee determined to increase the base salary of Mr. Mirzayantz, who is a named executive officer in the Company's most recent proxy statement, by 10% to $440,000. The Compensation Committee also determined to set the base salary of Mr. Vaisman in connection with his appointment at $400,000.

  (ii) The Compensation Committee determined that, based on his grade level, each of Mr. Mirzayantz and Mr. Vaisman would be eligible for a grant of equity awards under the Company's Long Term Incentive Choice Program (the "Program") under the Company's 2000 Stock Award and Incentive Plan ("2000 SAIP") up to a dollar award value under the Program of $400,000. Under the Program, Mr. Mirzayantz and Mr. Vaisman will each be entitled to choose from three alternative types of equity awards and will be granted those equity awards under the 2000 SAIP up to his dollar award value. Grants of equity awards under the Program, based on each participant's election, are anticipated to be made on the date of the Company's Annual Meeting of Shareholders.

  (iii) The Compensation Committee also set the target Annual Incentive Plan ("AIP") percentage for Mr. Vaisman for 2007 and thereafter to 60% of base salary. Mr. Mirzayantz's target award remains at 60% of base salary. Under the AIP, Mr. Mirzayantz and Mr. Vaisman will each be eligible to receive his AIP award target based on achievement against specific performance goals.

  (iv) The Compensation Committee also set the target Long-Term Incentive Plan ("LTIP") percentage for Mr. Vaisman with respect to LTIP awards that he may be eligible to receive for the 2007-2009 cycle and thereafter at 60% of base salary. Mr. Mirzayantz's target award under the LTIP remains at 60% of base salary.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      INTERNATIONAL FLAVORS & FRAGRANCES INC.


Dated:  December 15, 2006              By:  /s/ Dennis M. Meany
                                       ______________________________________
                                       Name:  Dennis M. Meany
                                       Title: Senior Vice President,
                                       General Counsel and Secretary